Exhibit 99.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Greer Bancshares Incorporated (the "Company"), each certify that, to his or her knowledge on the date of this certification:


         1. The quarterly report of the Company for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on this date (the "Report") fully complies with the requirements of
              Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                                   /s/ R. Dennis Hennett
                                  ----------------------------------------
                                  R. Dennis Hennett
                                  Chief Executive Officer
                                  May 14, 2003

                                   /s/ J. Richard Medlock, Jr.
                                  ----------------------------------------
                                  J. Richard Medlock, Jr.
                                  Chief Financial Officer
                                  May 14, 2003

A signed original of this written statement required by Section 906 has been provided to Greer Bancshares Incorporated and will be retained by Greer Bancshares Incorporated and furnished to the Securities and Exchange or its staff upon request.